UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    March 31, 2008
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                                 RIVUS BOND FUND
                                 ---------------
              (Exact name of registrant as specified in its charter

               Delaware                                811-02201                              231745238
---------------------------------------- -------------------------------------- --------------------------------------
    (State or other jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
            incorporation)

                                    113 King Street, Armonk, NY                                  10504
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                                    (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code,  914-273-4545
                                                     ------------

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2008, Mr. John Gilray Christy, age 75, retired from his position on the Board of Trustees of Rivus Bond Fund (the "Fund"). Mr. Christy served as a member of the Fund's Audit and Nominating Committees. The Board of Trustees at its March 12, 2008 meeting appointed Ms. Suzanne P. Welsh to serve as a Trustee effective March 31, 2008. Ms. Welsh was also appointed to serve as a member of the Fund's Audit and Nominating Committees. Ms. Welsh is currently the Vice President for Finance and the Treasurer at Swarthmore College, a liberal arts college located in Swarthmore, Pennsylvania. The Board determined that Ms. Welsh is not an "interested person" of the Fund as such term is defined under Section 2(a)(19) of the Investment Company Act of 1940 and is an Independent Trustee in accordance with the New York Stock Exchange Corporate Governance Listing Standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. The Board of Trustees also determined that Ms. Welsh meets the criteria to be considered an "audit committee financial expert" as such term is defined in Item 3 of Form N-CSR.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                RIVUS BOND FUND

Date:  March 31, 2008                           /s/ Leonard I. Chubinsky
                                                ------------------------
                                                Leonard I. Chubinsky
                                                Secretary